Ex-99.1

CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (the “Credit Agreement”) is made and effective as of April 29, 2008, by and between Assured Pharmacy, Inc. (“APHY”) and each direct and indirect Subsidiary of APHY (which are listed on Schedule A hereto) (as more fully defined in Article 7 hereof, APHY and each such Subsidiary are sometimes referred to herein individually as a “Borrowers” and collectively as the “Borrowers”), and Mosaic Financial Services, LLC, a Delaware limited liability company (“MFS”), having an office at 545 Fifth Avenue, Suite 1109, New York, NY 10017.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Borrowers (jointly and severally) and MFS hereby agree as follows:

ARTICLE I
AMOUNT AND TERMS OF THE CREDIT FACILITY

     1.1.  The Credit Facility. Subject to the terms and conditions hereof, MFS agrees to make loans to Borrowers on a secured basis (the “Credit Facility”) in the amount of up to Two Million Dollars ($2,000,000) (as it may be increased or adjusted as provided herein, the “Credit Commitment”). MFS will use all commercially reasonable efforts to raise additional capital, on terms acceptable to MFS in its sole discretion, to permit MFS to increase the Credit Commitment to an aggregate amount of $3,000,000 on or before July 1, 2008 (the “Credit Commitment Increase”). MFS agrees, subject to the terms and conditions contained in this Credit Agreement, to make loans to the Borrowers on the dates (each, a “Funding Date,” and collectively, the “Funding Dates”) and in the principal amounts set forth below (each, an “Advance,” and, collectively, the “Advances”):

Funding Date	Advance

Closing Date	$550,000.00

May 13, 2008	$450,000.00

June 2, 2008	$1,000,000.00

July 1, 2008*	$1,000,000.00*

     * Subject to the terms and provisions of this Credit Agreement and if and only if the Credit Commitment Increase has previously occurred, as set forth above, and MFS has sufficient capital to fund such Advance.

     1.2. Facility Maturity. The Credit Facility will mature on April 30, 2009 (as such date may be further extended from time to time in MFS’ sole and absolute discretion, the “Maturity Date”)).

The entire aggregate outstanding indebtedness under the Credit Facility (including all principal, interest, fees and expenses) will be due and payable in its entirety in immediately available funds upon any earlier termination of either the Credit Facility or this Credit Agreement.

     1.3. Term Note. The indebtedness under the Credit Facility and the corresponding obligation of Borrowers (jointly and severally) to repay MFS with interest in accordance with the terms hereof will be evidenced by a Note (as amended, restated, replaced, supplemented, extended or renewed hereafter, the “Note”) payable to the order of MFS. The Note will be due and payable in full on the Maturity Date. The stated principal amount of the Note will be the Credit Commitment established as of the Closing Date pursuant to Section 1.1 hereof; provided, however, that the maximum liability under such Note will be limited at all times to the actual amount of indebtedness (including principal, interest, fees and expenses) then outstanding under the Credit Facility. MFS is authorized to note or endorse the date and amount of each Advance and payment under the Credit Facility on a schedule annexed to and constituting a part of the Note. Such notations or endorsements, if made, will constitute prima facie evidence of the information noted or endorsed on such schedule, but the absence of any such notation or endorsement will not limit or otherwise affect the obligations and liabilities of any Borrower thereunder or hereunder.

     1.4. Interest Rate. The interest rate on the Note shall be fourteen percent (14%) (the “Interest Rate”). Borrowers agree to pay MFS all accrued interest, in arrears, on the last business day of each month on all outstanding amounts under the Credit Facility. Interest under the Credit Facility will be calculated, accrued, imposed and payable on the basis of a 365-day year for the actual number of days elapsed. Interest will begin to accrue on the outstanding principal amount of the Credit Facility (and on any other amounts advanced to or on behalf of Borrowers under the Loan Documents) on and as of the date such funds are advanced.

     1.5. Application of Payments. All payments and other funds received by MFS hereunder will be applied by MFS in the following order: (a) first to the payment of any fees and charges due under the Loan Documents, and (b) then to any obligations for the payment of expenses due under the Loan Documents, and (c) then to the payment of interest due and owing hereunder, and (d) then to the principal indebtedness due and owing under the Credit Facility, and (e) then to any other interest accrued hereunder, and (f) then to any other indebtedness of any Borrower to MFS.

     1.6. Manner and Disbursement of Borrowing. Subject to the terms and conditions of this Credit Agreement, MFS shall disburse the proceeds of each Advance to APHY in immediately available funds on each Funding Date.

     1.7. Prepayment. The outstanding principal balance under the Credit Facility may be prepaid in whole or in part at any time without premium or penalty; provided, however, that if any portion of the Credit Facility is repaid prior to the date which is six (6) months from the Closing Date, a prepayment fee equal to six (6) months interest on the principal amount prepaid, at the Interest Rate, shall be paid by the Company to MFS at the time of such prepayment.

     1.8. Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Note.

     1.9. Use of Proceeds. The Borrowers shall use the funds advanced under this Credit Facility for working capital needs and general corporate purposes; provided, however, that the funds advanced under this Credit Facility shall not be used to pay off indebtedness to any Person other than MFS existing as of the Closing Date.

     1.10. Commitment Fees. On each Funding Date, MFS shall receive in immediately available funds a Commitment Fee in an amount equal to three percent (3%) of the Advance loaned to Borrowers hereunder on such Funding Date.

ARTICLE II
CONDITIONS OF LENDING

     2.1. Closing Conditions. The obligation of MFS to execute and perform the Loan Documents, to establish the Credit Facility and to fund any Advance are subject to the conditions precedent that MFS shall have received on or before the Closing Date, in form and substance satisfactory to MFS and its counsel, Rich May, a Professional Corporation:

     (a) A duly authorized and executed Note in the form attached hereto as Exhibit A;

     (b) A duly authorized and executed pledge and security agreement in the form attached hereto as Exhibit B (the “Security Agreement”);

     (c) A duly authorized and executed security agreement from the Subsidiaries in the form attached hereto as Exhibit C (collectively, the “Subsidiary Security Agreements”);

     (d) Copies of all documents evidencing necessary corporate action with respect to this Credit Agreement, the Note, and the Collateral Security Documents certified, as of the Closing Date, by an authorized person;

     (e) Waivers and consents of third parties with respect to the Loan Documents and the transactions contemplated thereby;

     (f) Evidence that the conditions set forth in Section 2.2(a) – (e) have been satisfied; and

     (g) Such other documents as MFS shall determine to be necessary or appropriate.

     2.2. Conditions for Advances. The obligation of MFS to fund any Advance under the Credit Facility is subject to the following conditions precedent (unless and except to the extent expressly waived by MFS in its sole and absolute discretion):

     (a) Documents. MFS must have received any additional documents, certificates and opinions as MFS or its counsel may reasonably request, including without limitation, UCC-1 financing statements, fixture filings and leasehold mortgages regarding new locations for other assets of any Borrower and evidence that, where applicable, such documents or certificates have been duly recorded or filed in the appropriate public office.

      (b) Fees and Expenses. Borrowers must have paid (or made acceptable arrangements with MFS to pay) all fees, costs, expenses and taxes due and payable hereunder, including, without limitation, all reasonable costs and expenses incurred in connection with or as a result of reviewing and funding such Advance.

      (c) Representations. Each, and all, representations and warranties contained in the Loan Documents (including those in Article III hereof) and in each other certificate or other writing delivered to MFS pursuant hereto or thereto on or prior to the Funding Date must be true, correct and complete in all material respects on and as of the Funding Date, except for such deviations disclosed in writing and acceptable to MFS (which disclosure will not constitute MFS’ waiver or acceptance thereof).

      (d) No Default. There must not be any Event of Default hereunder or any default under any other Loan Document on the Funding Date, and there must not be any such default occurring as a result of funding such Advance, except for such defaults disclosed in writing and acceptable to MFS (which disclosure will not constitute MFS’ waiver or acceptance thereof).

      (e) No Violations. The funding of such Advance must not contravene any law, rule or regulation applicable to any Borrower or to MFS on the Funding Date.

      (f) No Material Change. There must not have been (in MFS’ reasonable opinion) any Material Adverse Change between the Closing Date and the Funding Date.

      2.3. Obligation to Advance. MFS will not be obligated to make any Advance under the following circumstances: (a) during the existence of an Event of Default hereunder, or (b) if such Advance would cause an Event of Default hereunder, or (c) after the Maturity Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties Concerning Receivables. (a) To induce MFS to make Advances to the Borrowers secured by Receivables of the Borrowers, and with full knowledge that the truth and accuracy of the following are being relied upon by MFS in determining whether to accept Receivables of the Borrowers as Collateral, the Borrowers represent, warrant, covenant and agree, jointly and severally, with respect to each Receivable, that, subject to any Permitted Liens:

     (i) The Borrowers are the absolute owners of each Receivable and have full legal right to sell, transfer and assign such Receivable;

     (ii) The payment of each Receivable is not contingent upon the fulfillment of any obligation or contract, past or future and any and all obligations required of the Borrowers, have been fulfilled as of the date of the rendering of the services giving rise to the Receivable;

     (iii) Each Receivable is based on an actual sale and delivery of goods and/or services actually rendered, is presently due and owing to the Borrowers, is not past due or in default, has not been previously sold, assigned, transferred, or pledged, and except for the Permitted Liens is free of any and all liens, security interests and encumbrances other than liens, security interests or encumbrances in favor of MFS;

     (iv) There are no defenses, offsets, or counterclaims against any Receivable, and no agreement has been made under which any account debtor may claim any deduction or discount, except as otherwise disclosed by the Borrowers to MFS in writing; and

     (v) To the best knowledge of the Borrowers, each account debtor of a Receivable is solvent as that term is defined in the United States Bankruptcy Code and the New York Uniform Commercial Code, and no such account debtor has filed or had filed against it a voluntary or involuntary petition for relief under the United States Bankruptcy Code.

     3.2. Representations and Warranties of the Borrowers. Each Borrower, as of the Closing Date and the Funding Date for each Advance hereunder, hereby (jointly and severally) represents and warrants as follows:

     (a) Each Borrower (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has all requisite power and authority (corporate, partnership, LLC and otherwise) to own its properties and to conduct its business as now conducted and as currently proposed to be conducted, and (iii) is duly qualified to conduct business as a foreign organization and is currently in good standing in each state and jurisdiction in which it conducts business and where the failure to do so could reasonably be expected to cause a Material Adverse Change. Each state and jurisdiction in which any Borrower is organized or is (or should be) qualified to conduct business is listed on Schedule 3.2(a) hereto.

     (b) The execution, delivery and performance by the Borrowers of the Loan Documents have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of the directors, managers, stockholders, partners or members of the Borrowers which has not been obtained, or (ii) violate any provision of the Organic Documents of any Borrower.

     (c) The execution, delivery and performance by the Borrowers of the Loan Documents do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to any Borrower, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which any Borrower or any Borrower’s properties may be bound or affected, or (iii) except as may be provided by the Loan Documents, result in the creation or imposition of any pledge, lien, security interest, mortgage, charge or encumbrance of any nature whatsoever (each, a “Lien”) on any Collateral or properties of any Borrower.

     (d) The Loan Documents are legal and binding obligations of the Borrowers enforceable in accordance with their respective terms (subject to bankruptcy and similar laws of general application affecting the rights and remedies of creditors).

     (e) No Borrower is in material default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any indenture, agreement, lease or instrument by which it is bound.

     (f) No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by the Borrowers of the Loan Documents except for the perfection of liens granted under the Collateral Security Documents.

     (g) Schedule 3.2(g) hereto accurately and completely discloses (i) the number of shares and classes of equity ownership rights and interests of each Borrower (other than APHY) (whether existing as common or preferred stock, general or limited partnership interests, or LLC membership interests, or warrants, options or other instruments convertible into such equity), and (ii) the ownership thereof. All such shares and interests that are issued and outstanding are validly existing, fully paid and non-assessable.

     (h) Schedule 3.2(h) hereto accurately and completely discloses (a) each Subsidiary and Affiliate of each Borrower (other than its officers and directors) and (b) each investment in or loan to any other Person by any Borrower. No Subsidiary that is not a Borrower is an active operating company or owns any material assets.

     (i) All financial statements previously furnished to MFS concerning the financial condition and operations of any one or more Borrowers (i) have been prepared in accordance with GAAP consistently applied, and (ii) fairly present the financial condition of the organization covered thereby as of the dates and for the periods covered thereby, and (iii) disclose all material liabilities (contingent and otherwise) of each Borrower.

     (j) Schedule 3.2(j) hereto (a) accurately and completely discloses each material contract of each Borrower, and (b) also indicates the following information with respect to each such contract or agreement: (1) the contract parties thereunder, and (2) the contract term and any options or renewals thereto, and (3) the monthly payment required thereunder, and (4) any restrictions on assignments, and (5) the existence of any breaches or defaults thereunder. No Borrower has committed any unwaived material breach or default under any material contract (whether or not listed on Schedule 3.2(j) hereto), and after due inquiry and investigation, no Borrower has any knowledge or reason to believe that any other party to any such material contract (whether or not listed on Schedule 3.2(j) hereto) has or might have committed any unwaived breach or default thereof. For purposes of this Schedule 3.2(j) hereof, a “material contract” of a Borrower includes the following types of agreements to which a Borrower is a party: (1) any contract either with annual compensation, consideration or payments in excess of

$50,000 or with aggregate compensation, consideration or payments in excess of $50,000, and (2) any lease of real estate or office space from which a Borrower conducts its primary business operations, and (3) any other agreement or contract the loss or breach of which could cause a Material Adverse Change.

     (k) Each Borrower possesses all Licenses necessary or required in the conduct of its businesses and/or the operation of its properties. Each License is valid, binding and enforceable on, against and by such Borrower. Each License is subsisting without any defaults thereunder or enforceable adverse limitations thereon, and no License is subject to any proceedings or claims opposing the issuance, renewal, development or use thereof or contesting the validity thereof.

     (l) There are no actions, suits or proceedings pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower or any properties or assets of any Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to any Borrower would cause a Material Adverse Change.

     (m) No Borrower is bankrupt or insolvent and each Borrower is able to pay its debts as and when they become due.

     (n) No Borrower is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any restriction of any kind which would cause a Material Adverse Change, except for the Permitted Liens.

     (o) Each Borrower has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof.

     (p) Each Borrower has good and marketable title to all of its real and personal properties and assets, free and clear of any Liens, except the security interests and liens in favor of MFS established by the Collateral Security Documents and the Permitted Liens. Schedule 3.2(p)(i) hereto lists each trademark, service mark, copyright, patent, database, customized application software and systems integration software, trade secret and other intellectual property owned, licensed, leased, controlled or applied for by any Borrower, together with relevant identifying information with respect to such intellectual property describing, among other things, the date of creation and the method of protection against adverse claims. Schedule 3.2(p)(ii) hereto lists each real property interest owned, leased or otherwise used by any Borrower, together with relevant identifying information describing, among other things, the location and use of each such real property interest, whether such interest is owned or leased, and the estimated appraised value thereof. Each such property and asset is in good order and repair (ordinary wear and tear excepted) and is fully covered by the insurance required under Section 4.1(f) hereof. Each such property and asset owned by any Borrower is titled in the current legal name of such Borrower. Schedule 3.2(p)(iii) hereto identifies each legal, operating and trade name that any Borrower has used (or permitted the filing of a UCC financing statement under) at any time during the twelve (12) consecutive calendar years immediately preceding the Closing Date.

     (q) All written information contained in any application, schedule, report, certificate, or any other document furnished to MFS by any Borrower or any other Person (on behalf of any Borrower) in connection with the Loan Documents is in all material respects true, accurate and complete, and no such Person (including Borrowers) has omitted to state therein (or failed to include in any such document) any material fact or any fact necessary to make such information not misleading. All written projections furnished to MFS by any Borrower or any other Person on behalf of any Borrower have been prepared with a reasonable basis and in good faith, making use of such information as was available at the date such projection was made.

     (r) Each Borrower is in compliance in all material respects with all material laws, rules, regulations, administrative orders and judicial decrees (federal, state, local and otherwise) applicable to it, its operations and its properties.

     (s) Each Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all rules, regulations and orders implementing ERISA.

     (t) Neither the execution and delivery of the Loan Documents, the acquisition of the Note by MFS nor the making of Advances by MFS nor the consummation of any other transactions contemplated by the Loan Documents will subject MFS to any claim for a brokerage commission, finder’s fee or like charge.

ARTICLE IV
COVENANTS OF THE BORROWERS

     4.1. Affirmative Covenants of the Borrowers Other than Reporting Requirements. Each Borrower (jointly and severally) hereby covenants and agrees that, so long as any indebtedness remains outstanding hereunder, each Borrower will comply with the following affirmative covenants:

     (a) Submission of Unbilled Receivables. Prepare and submit to the appropriate Account Debtor for payment in a timely manner invoices representing unbilled Receivables, or any other substitute Collateral pursuant to the Collateral Security Documents, and make all reasonable business efforts to receive timely and full payment thereof.

     (b) No Modification to Collateral. The Borrowers shall not change or modify the terms of any Collateral (including, without limitation, extending the payment term thereof) without the prior written consent of MFS.

     (c) Compliance with Terms and Provisions. All Collateral acquired by the Borrowers hereafter shall comply with each and every one of the foregoing representations, warranties, covenants and agreements referred to above in Section 3.1 and this Section 4.1.

     (d) Payment of Taxes. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon any Borrower or upon any Borrower’s income or profits, or upon any Collateral or properties belonging to any Borrower, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any Borrower’s properties or Collateral provided that the Borrowers shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and as to which Borrowers shall have set aside adequate reserves in accordance with GAAP.

     (e) Existence and Assets. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate or limited liability existence, if applicable, and each Borrower’s rights, licenses, patents, copyrights, trademarks, trade names, permits and franchises and comply with all applicable laws and regulations; at all times maintain, preserve and protect each Borrower’s franchises and trade names and preserve all the remainder of the Borrowers’ Collateral and property used or useful in the conduct of the Borrowers’ businesses and keep the same in good repair, working order and condition, and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     (f) Insurance. Maintain, and as of the date hereof have in effect, such policies of motor vehicle, property, casualty, workers’ compensation, general liability, directors and officers and other insurance, including, without limitation, group insurance and other life, health, disability or other insurance for the benefit of employees or their dependents or both as are required by law or any contract to which it is a party and are adequate and appropriate with respect to the Business.

     (g) Compliance with Laws. Comply with the requirements of all present and future applicable laws, rules, regulations and orders of any governmental authority, the non-compliance with which would cause a Material Adverse Change.

     (h) Visitation Rights. At any reasonable time and from time to time, permit MFS or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of the Borrowers and to discuss the affairs, finances and accounts of the Borrowers with senior management.

     (i) Keeping of Records and Books of Account. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrowers.

     (j) Notice of Proceedings. Give prompt written notice to MFS of any proceedings instituted against any Borrower in or before any Federal or state court or by any regulatory body, which if adversely determined, would cause a Material Adverse Change.

     (k) Obligations. Pay and perform each Borrower’s obligations set forth under any instruments or agreements to which any Borrower is a party in accordance with the terms thereof.

     (l) Each Borrower (a) will notify MFS in writing within 90 calendar days after executing, entering into, becoming bound by or subject to or otherwise obtaining any contract, agreement, or License that should have been listed on Schedule 3.2(p)(i), (ii) or (iii) hereto or Schedule 3.2(j) hereto if it had existed as of the Closing Date, and (b) will concurrently update Schedule 3.2(p)(i), (ii) or (iii)

hereto or Schedule 3.2(j) hereto (as appropriate).

     4.2. Negative Covenants of the Borrowers. From the date hereof and thereafter for so long as the Borrowers are indebted to MFS, the Borrowers will not, without the prior written consent of MFS:

     (a) Liens. Create, incur, assume or suffer to exist any Lien (including the lien or retained security title of a conditional vendor) of any nature, upon or with respect to any property or assets (real or personal, tangible or intangible) of any Borrower, except for MFS’ liens and the Permitted Liens, or assign or otherwise convey any right to receive income from the Collateral, except:

(i) for taxes not yet due or being contested in good faith and by appropriate proceedings by the Borrowers;

(ii) imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens incurred by the Borrowers in good faith and in the ordinary course of business;

(iii) in connection with workmen’s compensation, unemployment insurance or other social security obligations.

     (b) Assumptions, Guaranties of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise) in connection with any obligation or indebtedness of any other Person, except as permitted by this Credit Agreement and except for guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     (c) Mergers; Acquisitions and Sales. Dissolve, liquidate, merge, consolidate with or otherwise acquire all or substantially all of the assets of any other Person or any equity interest (common stock, preferred stock, partnership interests, membership interests or otherwise) in any other Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of any Borrower’s assets (whether now owned or hereafter acquired) to any other Person.

     (d) Sales of Collateral. Sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any of the Collateral, unless any such Collateral is replaced with like Collateral of equal or greater value.

     (e) Investment in Other Persons. Make any loan, or advance to any Person; or make any investment in or acquisition of any securities or ownership interest of any other Person or entity other than investments in readily marketable short-term obligations of the United States.

     (f) Change in Nature of Business. Make any material change in the nature of the Borrowers’ business (the “Business”) as carried on at the date hereof.

     (g) Indebtedness; Permitted Liens. (i) Incur, create, become or be liable in any manner with respect to or permit to exist new indebtedness to Persons other than MFS except for accounts payable incurred by the Borrowers in the ordinary course of business upon customary trade terms, or (ii) increase the maximum amount of indebtedness that is secured by the Permitted Liens, or (iii) incur additional indebtedness after the date hereof secured by or advanced against the property or assets (real or personal, tangible or intangible) of any Borrower.

     (h) Dividends; Purchase of Stock. Declare or pay any dividends, or make any distribution of cash, equity interests (common stock, preferred stock, partnership interests, membership interests or otherwise) or other property, to holders of any Borrower’s equity interests, or directly or indirectly, redeem, purchase or otherwise acquire for a consideration, any equity interests of any Borrower.

     (i) Sale of Intangibles. Sell, assign, discount or dispose in any way of any Receivables, promissory notes or trade acceptances held by the Borrowers, with or without recourse, except for collection (including endorsements) in the ordinary course of business.

     (j) Transactions with Affiliates. Except as may be specifically permitted by this Credit Agreement, enter into any transaction or agreement with any Subsidiary, Affiliate or other related enterprise except as follows: (a) reasonable and customary compensation arrangements in the ordinary course of business with its officers and directors, and (b) reasonable and customary asset transfers among Borrowers to the extent permitted under this Credit Agreement.

     (k) Right to Participate in Purchase of Additional Equity.

           (i) Without first complying with the provisions of subsection (k)(ii) and (iii) below, permit the issuance (or reissuance) of any equity interests (common stock, preferred stock, partnership interests, member interests or otherwise) or any options, warrants, convertible securities or other rights to purchase such beneficial or equity interest (the “Offered Securities”), except to the extent provided under option plans and employment agreements existing as of the Closing Date.

           (ii) The applicable Borrower offering the Offered Securities shall permit MFS, and MFS shall have the right, to participate in such offering and to purchase Offered Securities, up to the amount then outstanding under the Credit Facility (as determined hereunder), at a price and on such other terms as shall have been specified by the Borrower in written offering materials delivered to MFS at least 30 days prior to the earliest anticipated closing of such offering, but in no event on terms less favorable than those offered to any other offeree of, or offeror for, such Offered Securities.

           (iii) MFS’ right to participate as provided in this Section 4.2(k) shall extend during the term of this Credit Facility and for a period of six months from and after the termination of the Credit Facility. In the event of such termination, or any prepayment hereunder, the greatest outstanding amount under this Credit Facility during the six month period immediately prior to such termination or prepayment shall be the amount of the Credit Facility used for purposes of determining the participation right under this Section 4.2(k). At the closing of any purchase by MFS of any such Offered Securities, MFS may pay for such Offered Securities by wire transfer of immediately available funds, by cancellation of any amount then outstanding under this Credit Facility, or otherwise as mutually determined by the parties.

     (l) Amendment or Modification of Organic Documents. Amend or modify any term or provision of any Organic Document of any Subsidiary or the name of any Borrower.

     4.3. Reporting Requirements. From the date hereof and thereafter for so long as the any Borrower is indebted to MFS, in addition to such other information representing the business, properties or the condition or operations, financial or otherwise, of the Borrowers as MFS may from time to time request, the Borrowers will, unless MFS shall otherwise consent in writing, furnish to MFS:

     (a) monthly management-prepared financial statements of the Borrowers with comparisons to budget and prior year figures within fifteen (15) days of month end;

     (b) monthly and quarterly unaudited financial statements of the Borrowers certified by Chief Executive Officer and Chief Financial Officer of APHY, within forty-five (45) days of quarter end; and

     (c) annual audited financial statements of the Borrowers within ninety (90) days of year end.

ARTICLE V
EVENTS OF DEFAULT

     The Borrowers shall be in default under this Credit Agreement upon the occurrence of any of the following events (each, an “Event of Default”):

     (a) The occurrence of any Event of Default under the Note or the Collateral Security Documents; or

     (b) Any representation or warranty made by the Borrowers or the Subsidiaries in any of the Loan Documents or in any written certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection with the Loan Documents shall prove to have been incorrect in any material respect when made; or

     (c) If APHY ceases to own and control 100% of the capital stock or other equity interests of any Subsidiary.

     (d) If Robert DelVecchio or Haresh Sheth ceases to hold a senior management position with active involvement in the management and operations of APHY, unless (1) such event is by reason of his death or disability and (2) management replacement arrangements satisfactory to MFS (in its sole and absolute discretion) are made within 60 calendar days after such death or within 120 calendar days after the commencement of such period of disability.

     (e) The Borrowers shall fail to perform or observe any other term, covenant or agreement contained in any of the Loan Documents and not covered by (a) through (d) above, on their part to be performed or observed and such failure is not cured within thirty (30) days.

ARTICLE VI
REMEDIES OF MFS

     Upon the occurrence of any one or more Event of Default and at any time thereafter while such Event of Default continues:

     (a) MFS or any other holder of the Note or any other indebtedness of the Borrowers to MFS may, by notice to the Borrowers, declare the entire unpaid principal amount of the Note and/or any other indebtedness of the Borrowers to MFS or such holder and all administration fees, interest and other sums accrued and unpaid thereon to be forthwith due and payable, whereupon the Note and/or any such indebtedness and all accrued interest and any prepayment fees, as applicable, shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers.

     (b) MFS may exercise any and all of the rights, powers, privileges and remedies provided by the Loan Documents or otherwise available at law or in equity, and all rights and remedies will be cumulative in nature.

ARTICLE VII
DEFINITIONS AND ACCOUNTING TERMS

     7.1. Certain Defined Terms. As used in this Credit Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

      “Borrower” means, individually and collectively, the following:

     a. Assured Pharmacy, Inc., a Nevada corporation, having its principal and chief executive office at the address specified in Schedule A, or any successor or authorized assignee thereof, and

     b. Assured Pharmacies, Inc., a Louisiana corporation, having its principal and chief executive office at the address specified in Schedule A, or any successor or authorized assignee thereof, and

     c. Assured Pharmacies Northwest, Inc., a Nevada corporation, having its principal and chief executive office at the address specified in Schedule A, or any successor or authorized assignee thereof, and

     d. Assured Pharmacy Gresham, Inc., a Nevada corporation, having its principal and chief executive office at the address specified in Schedule A, or any successor or authorized assignee thereof, and

     e. Assured Pharmacy Las Vegas, Inc., a Nevada corporation, having its principal and chief executive office at the address specified in Schedule A, or any successor or authorized assignee thereof, and

     f. Assured Pharmacy Irvine, Inc., a Nevada corporation, having its principal and chief executive office at the address specified in Schedule A, or any successor or authorized assignee thereof, and

     g. Any other entity subsequently added hereto as a Borrower hereunder, or any successor or authorized assignee thereof.

      “Business” has the meaning assigned to that term in Section 4.2.

     “Closing Date” means the date on which this Credit Agreement becomes effective, which date is first written above.

      “Collateral” means all those accounts, receivables, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, bankers acceptances, and rights to payment, and all proceeds thereof, and all such other collateral security committed to MFS under the Collateral Security Documents executed by any Borrower in favor of MFS pursuant to this Credit Agreement from time to time and/or pursuant to all similar or related documents and agreements from time to time, all as amended from time to time.

      “Collateral Security Documents” means, individually and collectively, (a) the Pledge and Security Agreement, and the financing statements filed pursuant thereto, (b) the Subsidiary Security Agreements, and the financing statements filed pursuant thereto, and (c) any additional documents guaranteeing indebtedness, assuring performance of obligations, subordinating indebtedness, or granting security or Collateral to MFS hereunder, all as amended from time to time.

     “Event of Default” has the meaning assigned to that term in Article V.

     “GAAP” means generally accepted accounting principles.

     “Government Authority” means any government or political subdivision (and any agency, authority, bureau, central bank, commission, department or instrumentality of either) and any court,

tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     “License” means any authorization, construction or other permit, consent, franchise, ordinance, registration, certificate, license, call sign, frequency designation, agreement or other right filed with, granted by, issued by or entered into with a Federal, state or local Government Authority.

     “Loan Documents” means this Credit Agreement, the Note, and the Collateral Security Documents.

     “Material Adverse Change” means any change that has or causes or could reasonably be expected to have or cause a Material Adverse Effect.

     “Material Adverse Effect” means, relative to any occurrence of whatever nature (including, without limitation, any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a material adverse change to, or, as the case may be, a materially adverse effect on:

     a. The business, assets, revenues, financial condition, operations, Collateral or prospects of any Borrower; or

     b. The ability of any Borrower to perform any of its payment obligations when due or to perform any other material obligations under any Loan Document; or

     c. Any right, remedy or benefit of MFS under any Loan Document.

     “Maturity Date” has the meaning set forth in Section 1.2 hereof, as may be extended from time to time in MFS’ sole and absolute discretion.

     “Organic Document” means, relative to any entity, its certificate and articles of incorporation or organization, its by-laws or operating agreements, and all equityholder agreements, voting agreements and similar arrangements applicable to any of its authorized shares of capital stock, its partnership interests or its member interests, and any other arrangements relating to the control or management of any such entity (whether existing as a corporation, a partnership, an LLC or otherwise).

     “Person” means an individual, corporation, limited liability company, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     “Permitted Liens” means Liens listed on Schedule 4.2 hereof with the consent of MFS (which consent will not be unreasonably withheld while no Event of Default is occurring).

     “Receivables” means accounts receivable of the Borrowers evidencing indebtedness of Persons to the Borrowers for goods actually delivered or services actually performed by the Borrowers to or for such Person.

      “Subsidiary” of any Person or entity means any Person as to which such other Person or entity

(a) directly or indirectly owns, controls or holds 25% or more of the outstanding beneficial interest or (b) is otherwise required in accordance with GAAP to be considered as part of a consolidated organization.

     7.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 3.2(i), and all financial data submitted pursuant to this Credit Agreement shall be prepared in accordance with such principles.

     7.3. UCC References. References in this Credit Agreement to the “UCC” are to the Uniform Commercial Code of the State of New York.

ARTICLE VIII
MISCELLANEOUS

     8.1. No Waiver; Cumulative Remedies. No failure or delay on the part of MFS, or any other holder of the Note in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     8.2. Amendments. No amendment, modification, termination, or waiver of any provision of the Loan Documents nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by MFS and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

     8.3. Indemnification. Each Borrower hereby agrees (jointly and severally) to defend MFS (and its directors, officers, employees, agents, counsels and Affiliates) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, interests, judgments, costs, or expenses (including without limitation, reasonable fees and disbursements of counsel) incurred by any of them arising out of or in any way connected with any Loan Document, except for losses resulting from such Person’s own gross negligence, willful misconduct or fraud. In addition, each Borrower will reimburse and (jointly and severally) indemnify MFS for all costs, expenses and losses resulting from the following: (1) any failure or refusal by any Borrower or by any Affiliate of any Borrower to provide any requested assistance or cooperation in connection with any attempt by MFS to liquidate any Collateral in the event of any Event of Default and/or any attempt by MFS to otherwise exercise its rights hereunder, and (2) any misrepresentation, gross negligence, fraud or willful misconduct by any Borrower (or any of its employees or officers), or any other person or entity pledging Collateral hereunder. Each Borrower’s obligations provided for in this Section 8.3 will survive any termination of this Credit Agreement, and the repayment of the outstanding balances hereunder.

     8.4. Addresses for Notices. All notices, demands, requests, consents or other communications hereunder or in connection herewith (“Notices”) shall be in writing and shall be mailed postage prepaid, delivered or sent by facsimile to the applicable party at its address first set forth above, with respect to MFS, and at its address set forth on Schedule A, with respect to a Borrower. Any party may, by Notice, change its address for all subsequent Notices. All Notices shall, (i) when mailed, be effective three (3) days after deposit in the mails, (ii) when delivered, be effective upon delivery to the address of the applicable party, and (iii) when faxed, be effective upon receipt by the party sending such Notice of machine confirmation of receipt by the party to which such Notice is addressed of all pages.

     8.5. Costs, Expenses and Taxes. The Borrowers agree to pay on demand all out-of-pocket costs and expenses of MFS (and any participant of all or any portion of the Credit Facility) in connection with the preparation of the Loan Documents and the issuance of Advances (up to a maximum of $12,500), the enforcement of the Loan Documents and the other instruments and documents to be delivered hereunder. In addition, the Borrowers shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents and other instruments and documents to be delivered hereunder and agree (jointly and severally) to save MFS harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

     8.6. Protection of Collateral. MFS may at any time at its option discharge or bond any liens or other encumbrances upon, purchase and maintain required insurance in respect of, and otherwise preserve and protect the value of the Collateral, and pay any other sums Borrowers are obligated to pay under the Loan Documents. Any amounts expended by MFS for any such purpose shall be treated in all respects as part of the Credit Facility and shall be secured by the Collateral Security Documents.

     8.7. Further Assurances. From time to time, Borrowers will execute and deliver, or cause to be executed and delivered, such supplements and amendments to the Loan Documents and such further instruments as may be reasonably requested by MFS or required to effectuate the intention of the parties to, or otherwise facilitate the performance of, the Loan Documents.

     8.8. Binding Effect; Assignment. This Credit Agreement shall be binding upon and inure to the benefit of the Borrowers and MFS and their respective successors and assigns, except that no Borrower shall have the right to assign such Borrower’s rights hereunder or any interest herein without the prior written consent of MFS. Subject to the prior written consent of APHY, such consent not to be unreasonably withheld, conditioned or delayed, MFS may assign, negotiate or pledge all or any portion of its rights under the Loan Documents, and, in case of such assignment, negotiation or pledge, the Borrowers shall accord full recognition thereto. The foregoing notwithstanding, APHY hereby consents and agrees that MFS may assign, negotiate or pledge all or any portion of its rights under the Loan Documents to Global Investors, L.P. and/or The Sehgal Family Foundation (or any of their Affiliates).

     8.9. Governing Law. This Credit Agreement, the Note, the Collateral Security Documents and any financing statement filed pursuant hereto or thereto shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the validity or perfection of the security interest(s) or the remedies set forth in the Collateral Security Documents are governed by the law of another jurisdiction.

     8.10 Forum Selection and Consent to Jurisdiction. Except to the extent prohibited by applicable law, each of the Borrowers agrees that any suit for the enforcement of this Credit Agreement may be brought exclusively in the courts of record of the State of New York or the courts of the United States located in the Southern District of New York, consents to the jurisdiction of each such court and to service of process in any such suit being made upon them by mail at the Borrowers’ addresses as set forth on the signature page hereto and waives any objection which any of them may have to the laying of venue of such suit in any of such courts. The foregoing notwithstanding, any suit seeking enforcement hereof against any Borrower, any Collateral or any other property may also be brought by MFS (at its sole option and discretion) in the courts of any other jurisdiction where such Collateral or other property may be found or where MFS may other obtain personal jurisdiction over any Borrower.

     8.11. Severability of Provisions. Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     8.12. Survival. This Credit Agreement and all covenants, agreements, representations and warranties made herein and the certificates delivered pursuant hereto shall survive the making by MFS of the Advances and the execution and delivery to MFS of the Note and the Collateral Security Documents, and shall continue in full force and effect as long as the Note is outstanding and unpaid in whole or in part.

     8.13. Headings. Article and Section headings in this Credit Agreement are included herein for convenience or reference only and shall not constitute a part of this Credit Agreement for any other purpose.

     8.14. Controlling Effect. To the extent of any inconsistency between the provisions of this Credit Agreement, the Note, and/or the Collateral Security Documents, the provisions of this Credit Agreement shall control.

     8.15. Integration. This Credit Agreement supersedes any commitment and proposal letters in respect hereof, and all other prior dealings between the parties hereto and their respective agents, employees or officers with respect to the credit facilities extended hereby, and the Loan Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof.

     8.16. Reinstatement. To the maximum extent not prohibited by applicable law, this Credit Agreement and the indebtedness hereunder will be reinstated and correspondingly increased if at any time any amount received by MFS in respect of any Loan Document is rescinded or must otherwise be restored or returned by MFS to any Person upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any other Person or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for any Borrower or other Person or for any substantial part of the assets of any Borrower or any other Person, or otherwise, all as though such payments had not been made.

     8.17 Counterparts. This Credit Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document. Each such counterpart will be deemed to be an original but all counterparts together will constitute one and the same instrument.

[BALANCE OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered, as an instrument under seal (whether or not any such seals are physically attached hereto), as of the day and year first above written.

ASSURED PHARMACY, INC.

By:	/s/ Robert DelVecchio
Name:	Robert DelVecchio
Title:	Chief Executive Officer
Duly authorized

ASSURED PHARMACIES, INC.

By:	/s/ Robert DelVecchio
Name:	Robert DelVecchio
Title:	President
Duly Authorized

ASSURED PHARMACIES NORTHWEST, INC.

By:	/s/ Robert DelVecchio
Name:	Robert DelVecchio
Title:	President
Duly Authorized

ASSURED PHARMACY GRESHAM, INC.

By:	/s/ Robert DelVecchio
Name:	Robert DelVecchio
Title:	President
Duly Authorized

ASSURED PHARMACY LAS VEGAS, INC.

By:	/s/ Robert DelVecchio
Name:	Robert DelVecchio
Title:	President
Duly Authorized

ASSURED PHARMACY IRVINE, INC.

By:	/s/ Robert DelVecchio
Name:	Robert DelVecchio
Title:	President
Duly Authorized

MOSAIC FINANCIAL SERVICES, LLC

By:	/s/ Ameet Shah
Name:	Ameet Shah
Title:	Manager
Duly Authorized

SCHEDULES AND EXHIBITS:

Schedules:

Schedule	A	List of Borrowers and Addresses
Schedule	3.2(a)	Good Standing / Foreign Qualification Jurisdictions
Schedule	3.2(g)	Capital Structure / Equity Ownership
Schedule	3.2(h)	Subsidiaries, Affiliates & Investments
Schedule	3.2(j)	Material Contracts
Schedule	3.2(p)(i)	Trademarks and Copyrights
Schedule	3.2(p)(ii)	Real Property and Leaseholds
Schedule	3.2(p)(iii)	Tradenames
Schedule	4.2	Permitted Liens

Exhibits:

Exhibit	A	Form of Note
Exhibit	B	Form of Pledge and Security Agreement
Exhibit	C	Form of Subsidiary Security Agreement

SCHEDULE A

BORROWERS AND ADDRESSES

1.	Assured Pharmacy, Inc. 17935 Sky Park Circle, Suite F Irvine, CA 92614

2.	Assured Pharmacies, Inc. 2431 N. Tustin Ave., Unit L Santa Ana, CA 92705

3.	Assured Pharmacies Northwest, Inc. 12071 124thAve. NE Kirkland, WA 98034

4.	Assured Pharmacy Gresham, Inc. 831 NW Council Drive, Suite 11 Gresham, OR 97030

5.	Assured Pharmacy Las Vegas, Inc. 801 S. Rancho Drive, Suite E3A Las Vegas, NV 89106

6.	Assured Pharmacy Irvine, Inc. 2040 Pacific Coast Highway R. Lomita, CA 90717

SCHEDULE 3.2(a)

GOOD STANDING AND FOREIGN QUALIFICATION JURISDICTIONS

State of
Company Name	Incorporation	Foreign Qualification Jurisdictions

Assured Pharmacy, Inc.	Nevada	California

Assured Pharmacies, Inc.	Louisiana	California

Assured Pharmacies Northwest, Inc.	Nevada	Washington; Oregon

Assured Pharmacy Gresham, Inc.	Nevada	Oregon

Assured Pharmacy Las Vegas, Inc.	Nevada

Assured Pharmacy Irvine, Inc.	Nevada	California

SCHEDULE 3.2(g)

CAPITAL STRUCTURE; EQUITY OWNERSHIP

Company Name	Authorized Capital	Securities Outstanding

Assured Pharmacy, Inc.	150,000,000 shares of	65,659,609 shares of
	Common Stock, par value	Common Stock issued and
	$0.001 per share;	outstanding; no shares of
	5,000,000 shares of	Preferred Stock issued
	Preferred Stock, par value	and outstanding
$0.001 per share

Assured Pharmacies, Inc.	[To be supplied.]

Assured Pharmacies Northwest, Inc.	90,000,000 shares of
Common Stock, par value
$0.001 per share;
10,000,000 shares of
Blank Check Preferred
Stock

Assured Pharmacy Gresham, Inc.	90,000,000 shares of
Common Stock, par value
$0.001 per share;
10,000,000 shares of
Blank Check Preferred
Stock

Assured Pharmacy Las Vegas, Inc.	[To be supplied.]

Assured Pharmacy Irvine, Inc.	90,000,000 shares of
Common Stock, par value
$0.001 per share;
10,000,000 shares of
Blank Check Preferred
Stock

SCHEDULE 3.2(h)

SUBSIDIARIES, AFFILIATES & INVESTMENTS

(a)

Each of the following entities is a subsidiary of Assured Pharmacy, Inc.: (i) Assured Pharmacies, Inc.; (ii) Assured Pharmacies Northwest, Inc.; (iii) Assured Pharmacy Gresham, Inc.; (iv) Assured Pharmacy Las Vegas, Inc.; (v) Assured Pharmacy Irvine, Inc.; (vi) Assured Pharmacy Plus, Corp.; (vii) Assured Pharmacy DME, Corp.; (viii) Assured Pharmacy Henderson, Inc.; and (ix) Assured Pharmacy Los Angeles 1, Inc. There are no other subsidiaries or affiliates of Assured Pharmacy, Inc. or any of its subsidiaries.

(b)	None.

SCHEDULE 3.2(j)

MATERIAL CONTRACTS

See Schedule 3.2(p)(ii).

SCHEDULE 3.2(p)(i)

TRADEMARKS AND COPYRIGHTS

None.

SCHEDULE 3.2(p)(ii)

REAL PROPERTY AND LEASEHOLDS

Property No. 1

Address: 17935 Sky Park Circle, Suite F, Irvine, CA 92614

Type: Lease (through 09/30/08)

Landlord: Airport Business Center

Use: Corporate office

Property No. 2

Address: 2431 N. Tustin Ave., Unit L, Santa Ana, CA 92705

Type: Lease (through 04/30/08)

Landlord: S & A Properties

Use: Pharmacy site

Property No. 3

Address: 7000 Indiana Ave., Suite 112, Riverside, CA 95206

Type: Lease (through 02/28/09)

Landlord: J.E.D. Family Trust

Use: Pharmacy site

Property No. 4

Address: 12071 124th Ave., NE, Kirkland, WA 98034

Type: Lease (through 04/30/09)

Landlord: Totem Square

Use: Pharmacy Site

Property No. 5

Address: 3822 SE Powell Blvd., Portland, OR 97202

Type: Lease (through 03/31/09)

Landlord: Powell Square/WYSE

Use: Pharmacy site

Property No. 6

Address: 10196 SW Parkway, Portland, OR 97225

Type: Lease (through 12/31/09)

Landlord: Cedar Hills Shopping Center, LLC

Use: Pharmacy site

Property No. 7

Address: 831 NW Council Drive, Gresham, OR 97030

Type: Lease (through 01/11/12)

Landlord: Chang Income Property Partnership

Use: Pharmacy site

Property No. 8

Address: 801 S. Rancho Drive, Las Vegas, NV 89106

Type: Lease (through 06/30/10)

Landlord: Johnny Ribeiro Builder, Inc.

Use: Pharmacy site

Property No. 9

Address: 2040 Pacific Coast Highway, Suite R, Lomita, CA 90717

Type: Lease (through 06/30/12)

Landlord: Oak Lomita LLC

Use: Pharmacy site (set to open in the Second Quarter of 2008)

SCHEDULE 3.2(p)(iii)

TRADENAMES

None.

SCHEDULE 4.2

PERMITTED LIENS

Security interest granted by each of the Borrowers in favor of H.D. Smith Wholesale Drug Company Barnes Division with respect to substantially all of the assets of each of the Borrowers.

EXHIBIT A

FORM OF NOTE

EXHIBIT B

FORM OF PLEDGE AND SECURITY AGREEMENT

EXHIBIT C

FORM OF SUBSIDIARY SECURITY AGREEMENT